Filed Pursuant to Rule 424(b)(3)

Registration No. 333-262165

PROSPECTUS

PHX MINERALS INC.

1,519,481 SHARES

Common Stock

This prospectus relates to the disposition of up to 1,519,481 shares of Class A common stock, par value $0.01666 per share (“Common Stock”), of PHX Minerals Inc., or PHX or the Company, by the selling shareholders (as defined below), from time to time in one or more offerings. “Selling shareholders” refers to the selling shareholders named in this prospectus or in any supplement to this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the selling shareholders.

All of the shares offered hereby are being sold by the selling shareholders named in this prospectus, or its permitted transferees, and PHX will not receive any proceeds from the sale of these shares of our Common Stock by the selling shareholders. PHX has agreed to bear certain costs and fees of the registration of the Common Stock, and the selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares.

The prices at which the selling shareholders or their permitted transferees may dispose of their PHX shares will be determined by the selling shareholders at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the selling shareholders and the times and manner in which the selling shareholders may offer and sell the shares or interests therein under this prospectus is provided under “Selling Shareholders” and “Plan of Distribution” in this prospectus. The selling shareholders may resell the Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our Common Stock is traded on the NYSE under the symbol “PHX.” On January 25, 2022, the last reported sales price of our Common Stock was $2.48 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2022

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EXPLANATORY NOTE

On November 10, 2021, we entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Vendera Resources III, LP and Vendera Management III, LLC (collectively, the “Seller”), pursuant to which we agreed to acquire certain mineral and royalty assets of the Seller. Upon closing under the Purchase Agreement on December 1, 2021 (the “Closing Date”), we issued an aggregate of 1,519,481 shares of our Common Stock to the Seller as a portion of the consideration for the acquisition, which Common Stock was valued at $3.08 per share, based on the volume-weighted average closing price of our Common Stock for the five trading days ended November 5, 2021.

The Purchase Agreement contains registration rights, which obligate us to prepare and file this registration statement, which covers the resale of the shares of Common Stock issued under the Purchase Agreement, and to seek and maintain effectiveness of same. We have agreed, among other things, to indemnify the holder of the shares of Common Stock that are subject to such registration rights with respect to certain liabilities and to pay certain fees and expenses incident to the Company’s registration obligations under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the shares of Common Stock issued to the Seller are subject to a 120-day lock-up period and, therefore, the Seller may not sell such shares of Common Stock on or before March 31, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may from time to time sell the shares of Common Stock described in this prospectus in one or more offerings.

As used in this prospectus, the terms “PHX,” “Company,” “we,” “our,” “ours” and “us” refer to PHX Minerals Inc., unless we state otherwise or the context indicates otherwise.  References to “selling shareholders” refer to the shareholders listed under the “Selling Shareholders” section of this prospectus, who may sell shares from time to time as described in this prospectus.

This prospectus provides you with a general description of the securities the selling shareholders may offer. We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to this offering.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

ABOUT PHX MINERALS INC.

Overview

PHX Minerals Inc. is an Oklahoma City-based natural gas and oil mineral company with a strategy to proactively grow its mineral position in our core areas of focus. The Company owns approximately 251,600 net mineral acres principally located in Oklahoma, Texas, Louisiana, North Dakota, and Arkansas.

Corporate Information

The Company’s principal executive offices are located at 1601 NW Expressway, Suite 1100, Oklahoma City, Oklahoma 73118, and its telephone number is (405) 948-1560.

THE OFFERING

Common stock offered by the selling shareholders:	1,519,481 shares.
Terms of the Offering:

The selling shareholders will determine when and how the selling shareholders sell the shares of the Common Stock offered in this prospectus, as described in “Plan of Distribution.” Pursuant to the terms of the Purchase Agreement, the shares of Common Stock issued to the selling shareholders are subject to a 120-day lock-up period and, therefore, the selling shareholders may not sell such shares of Common Stock on or before March 31, 2022.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of Common Stock being offered in this prospectus. See “Use of Proceeds.”
NYSE symbol:	Our Common Stock is listed on the NYSE under the symbol “PHX.”
Risk factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

 RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or documents incorporated by reference herein or therein. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement contain or incorporate by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All statements, other than statements of historical fact included in this prospectus and any prospectus supplement are forward-looking statements.  Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “will,” “may” and similar expressions are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	our ability to execute our business strategies;

•	the volatility of realized oil and natural gas prices;

•	the level of production on our properties;

•	estimates of quantities, and the respective values of oil, NGL and natural gas reserves;

•	general economic or industry conditions;

•	public health crises, such as the COVID-19 pandemic, and any related actions taken by businesses and governments;

•	legislation or regulatory requirements;

•	conditions of the securities markets;

•	our ability to raise capital;

•	changes in accounting principles, policies or guidelines;

•	financial or political instability;

•	acts of war or terrorism;

•	title defects in the properties in which we invest;

•	other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices; and

•

other risks described in this prospectus or any accompanying prospectus supplement or incorporated by reference through the Company’s filings with the SEC, including in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10‑K for the year ended September 30, 2021, as filed with the SEC on December 13, 2021.

All such forward-looking statements and any subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. You should not place undue reliance on these forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus and any prospectus supplement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

USE OF PROCEEDS

We are not selling any shares of Common Stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. All shares of Common Stock offered by this prospectus are being registered for the account of the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible offer and sale from time to time by the selling shareholders identified below, or by any transferee, assignee or other successor-in-interest that receives shares from the selling shareholders as may be named in any supplement to this prospectus, of up to an aggregate of 1,519,481 total shares of our Common Stock, which were issued by us pursuant to the Purchase Agreement.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below has or shares, directly or indirectly, voting and investment power with respect to the shares beneficially owned by them, subject to any applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 2626 Cole Avenue, Suite 750, Dallas, Texas 75204.

The information in the table below (other than the percentage of our outstanding Common Stock beneficially owned) in respect of the selling shareholders was furnished by or on behalf of the selling shareholders and is as of December 1, 2021. Except as may be noted in this section, the selling shareholders do not have, and within the past three years the selling shareholders have not had, any material relationship with us or any of our affiliates.

No offer or sale under this prospectus may be made by a shareholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling shareholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling shareholder(s).

The selling shareholders are not obligated to sell any of the shares of our Common Stock offered by this prospectus. Because the selling shareholders identified in the table may sell some or all of the shares of our Common Stock owned by the selling shareholders that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling shareholders upon termination of this offering. In addition, subject to the Purchase Agreement, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Common Stock the selling shareholders hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling shareholders provided the information set forth in the table below. Therefore, for purposes of the following table, we have assumed that the selling shareholders will sell all of the shares of our Common Stock beneficially owned by the selling shareholders that are covered by this prospectus, but will not sell any other shares of our Common Stock that the selling shareholders currently may own. Shares in the table below refer to shares of our outstanding Common Stock

The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholders named below.

	Common Stock
Name of Selling Shareholder	Number of Shares Beneficially Owned as of January 26, 2022	Number of Shares Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)	Percentage of Common Stock Beneficially Owned upon Completion of this Offering(1)
Vendera Resources III, LP(2)	391,988	391,988	0	0.0%
Vendera Management III, LLC(2)	1,127,493	1,127,493	0	0.0%

(1)

We do not know when or in what amounts the selling shareholders may offer shares of our Common Stock for sale. The selling shareholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed the selling shareholders will sell all of the shares of our Common Stock covered by this prospectus, but will not sell any other shares of our Common Stock that the selling shareholders currently own.

(2)

Vendera Resources III, LP and Vendera Management III, LLC (collectively, “Vendera III”) directly owns the reported securities and its principal business address is 2626 Cole Avenue, Suite 750, Dallas, Texas 75204. Vendera III is managed by A. Wood Brookshire, who may be deemed to beneficially own the shares held by Vendera III. Mr. Brookshire disclaims beneficial ownership of the shares reported above, except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

The shares of Common Stock included in this prospectus are being registered to permit the selling shareholders to offer and sell the offered shares of Common Stock from time to time after the date of this prospectus. Pursuant to the terms of the Purchase Agreement, the shares of Common Stock issued to the selling shareholders are subject to a 120-day lock-up period and, therefore, the selling shareholders may not sell such shares of Common Stock on or before March 31, 2022. We will not receive any of the proceeds from the sale or other distribution of the Common Stock. We will bear certain fees and expenses in connection with our obligation to register the shares of Common Stock included in this prospectus pursuant to the Purchase Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for the underwriting discounts or commissions or agents’ commissions.

The selling shareholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling shareholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of Common Stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law.

Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;
•	in transactions other than on such exchanges or services or in the over-the-counter market;
•	in privately negotiated transactions;
•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;
•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;
•	purchases by a broker-dealer as principal, and resale by a broker-dealer for its account pursuant to this prospectus;
•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;
•	in a public auction;
•	transactions in which a broker-dealer may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;
•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;
•	by distribution to employees, members, limited partners or stockholders of the selling shareholders;
•	through any combination of the foregoing methods of sale; or
•	through any other method permitted pursuant to applicable law.

Additionally, a selling shareholder that is an entity may elect to make a distribution of the shares of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part.

The selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The selling shareholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker-dealer or other person who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling shareholders also may sell shares short and deliver shares covered by this prospectus to close out the short positions or loan, pledge, or grant a security interest in, some or all the shares owned by them to broker-dealers that in turn may sell such shares.

The selling shareholders may directly make offers to sell some or all of the shares of Common Stock included in this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling shareholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents.

From time to time, the selling shareholders may sell the shares of Common Stock included in this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling shareholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of Common Stock included in this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling shareholders or their underwriters, broker-dealers, or agents may make sales of the shares of common stock that are deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by the selling shareholders. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be a selling shareholders under this prospectus. The number of shares offered under this prospectus by a given selling shareholder will decrease as and when such events occur. In addition, a selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the shares offered under this prospectus may be used to cover short sales.

In addition to the transactions described above, the selling shareholders may sell the shares of Common Stock included in this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The selling shareholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling shareholders may transfer, sell or dispose of the securities by other means not described in this prospectus.

The selling shareholders and any other persons participating in the sale or distribution of shares of Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the name of the selling shareholders, the applicable purchase price and public offering price, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

We have agreed to indemnify the selling shareholders in certain circumstances against certain liabilities to which they may become subject in connection with the sale of the shares of Common Stock included in this prospectus, including liabilities arising under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act.

We have agreed to pay the expenses of the registration of the shares of Common Stock offered and sold by the selling shareholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Jackson Walker LLP. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

Independent Accountants

The financial statements of PHX Minerals Inc. appearing in PHX Minerals Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2021, and the effectiveness of PHX Minerals Inc.’s internal control over financial reporting as of September 30, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that PHX Minerals Inc. did not maintain effective internal controls over financial reporting as of September 30, 2021, based on Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Petroleum Engineers

The information incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2021, relating to the Company’s oil, NGL and natural gas reserves, has been so incorporated in reliance on the report of DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, given on the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and other reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information about the Company is also available on the Company’s website, www.phxmin.com. Other than any SEC filings incorporated by reference in this prospectus, the information available on the Company’s website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to documents containing such information. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (filed with the SEC on December 13, 2021);

•	our Current Reports on Form 8-K filed with the SEC on October 6, 2021, November 12, 2021, December 1, 2021, December 9, 2021, and December 16, 2021; and

•

The description of our Capital Stock in our Registration Statement on Form 8-A, filed with the SEC on July 21, 2008, as amended by our Current Reports on Form 8-K filed with the SEC on March 9, 2020, March 8, 2021, and October 6, 2021 and as subsequently amended or updated.

All documents subsequently filed by the Registrant, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.  We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

PHX Minerals Inc.

1601 NW Expressway, Suite 1100

Oklahoma City, Oklahoma 73118

Attention: Corporate Secretary

Telephone: (405) 948-1560

PROSPECTUS

1,519,481 Shares

January 27, 2022